UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 31, 2007
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08
Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On December 31, 2007, Nabors Industries Ltd. (the “Company”) and the individual defendants agreed with the plaintiffs-shareholders to settle the pending consolidated shareholder derivative action, Karstedt v. Isenberg, et al., Civil Action No. 4:07-cv-00509 (S.D. Tex.), which alleges various claims for relief in connection with the Company’s granting of certain historical stock options. The settlement is subject to preliminary and final approval of the United States District Court for the Southern District of Texas. Under the terms of the proposed settlement, which will be detailed in a Stipulation of Settlement to be filed with the Court, the Company and the individual defendants have implemented or will implement certain corporate governance reforms, a new equity award policy, and a modified Compensation Committee charter. The Company and its insurers have agreed to pay up to $2.85 million to plaintiffs’ counsel for their attorneys’ fees and the reimbursement of their expenses and costs, subject to approval of the Court. The parties will file the Stipulation of Settlement with the Court as soon as practicable.
          The Company disclosed in its Form 10-K for fiscal year 2006 that its internal review did not find intentional wrongdoing or fraud, but that, for a number of past stock-option awards, the Company had used an incorrect “measurement date” in determining the amount of compensation expense to be recognized for such awards. The Securities and Exchange Commission closed its investigation regarding the Company’s historical stock option granting practices and related accounting without recommending any enforcement action in May 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: January 4, 2008	By:	/s/ Mark Andrews

Mark Andrews
Corporate Secretary